CUSIP NO M4591910.                     13G                 Page 6 of 7 Pages

EXHIBIT 1

AGREEMENT

Pursuant to Rule 13d-1 (f) (1) under the Securities and Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respects to the ownership by each of the undersigned of shares of Floware Wireless Systems, Ltd.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

        Executed this 15th day of February, 2001.

Dated:  February 15, 2001

        Charles River Partnership VII Limited Partnership
        By:  Charles River VII GP Limited Partnership

                By:     /s/ Michael J. Zak
                        -----------------------------
                        Michael J. Zak
                        Authorized General Partner

        Charles River VII GP Limited Partnership

                By:     /s/ Michael J. Zak
                        -----------------------------
                        Michael J. Zak
                        Authorized General Partner